UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

May 12, 2011

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2011, Atmos Energy Corporation (“Atmos Energy”) entered into a definitive agreement (the “Agreement”) to sell its natural gas distribution operations in Missouri, Illinois and Iowa (the “Business”) to Liberty Energy (Midstates) Corp. (“Liberty Energy”), an affiliate of Algonquin Power & Utilities Corp. (“Algonquin”), for a purchase price of approximately $124 million. The Agreement contains the usual terms and conditions customary for transactions of this type, including adjustments to the purchase price at closing, if applicable, and indemnification by Atmos Energy related to representations and warranties regarding the Business. The closing of the transaction is subject to the satisfaction of customary conditions including the receipt of applicable regulatory approvals. Neither Atmos Energy nor any of its affiliates have had a material relationship with either Liberty Energy or Algonquin, other than in respect of the Agreement.

In addition, on May 12, 2011, in connection with the execution of the Agreement, Algonguin executed a guaranty (the “Guaranty”) of the obligations of Liberty Energy under the Agreement. A copy of the Agreement and the Guaranty are filed as Exhibits 2.1 and 10.1, respectively and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Guaranty.

The Agreement contains representations, warranties and disclosures that were made by the parties to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in these representations, warranties and disclosures were made solely for purposes of the Agreement and may be subject to important qualifications and limitations or other factors agreed to by the parties in connection with negotiating the terms of the transaction. Moreover, certain of these representations, warranties and disclosures may not be accurate and complete as of any specified date because they may be subject to contractual standards of materiality that differ from standards generally applicable to investors and have been used to allocate risk among the parties rather than to establish matters as facts or otherwise. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Agreement as statements of factual information.

Item 7.01. Regulation FD Disclosure.

On May 13, 2011, Atmos Energy Corporation (the “Company”) announced in a news release that it had entered into the Agreement described above under Item 1.01. A copy of the news release is furnished as Exhibit 99.1. The information furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement by and between Atmos Energy Corporation as Seller and Liberty Energy (Midstates) Corp. as Buyer, dated as of May 12, 2011

10.1	Guaranty of Algonguin Power & Utilities Corp. dated May 12, 2011

99.1	News Release dated May 13, 2011 (furnished under Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: May 13, 2011	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement by and between Atmos Energy Corporation as Seller and Liberty Energy (Midstates) Corp. as Buyer, dated as of May 12, 2011

10.1	Guaranty of Algonguin Power & Utilities Corp. dated May 12, 2011

99.1	News Release dated May 13, 2011 (furnished under Item 7.01)

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